UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2013

 Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD  57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2013, the Board of Directors of Meta Financial Group, Inc. (the “Company”) appointed Bradley C. Hanson, 49, to serve as President of the Company, Glen W. Herrick, 51, to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Ira D. Frericks, 53, to serve as Executive Vice President and Chief Operating Officer and Ronald W. Butterfield, 64, to serve as Executive Vice President and Chief Administrative Officer, with each of the appointments to be effective as of October 1, 2013.  Mr. Herrick will replace Dave Leedom in the roles of Chief Financial Officer, Treasurer and Secretary. Mr. Leedom will transition to a part-time role with the Company effective as of the appointment of Mr. Herrick.

There are no arrangements among Messrs. Hanson, Herrick, Frericks or Butterfield and any other persons pursuant to which such individuals were appointed to the offices described above, and none of the aforementioned individuals has any relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For additional information regarding Messrs. Hanson, Herrick, Frericks and Butterfield, please see the Company’s press release, dated September 26, 2013, announcing the appointments of Messrs. Hanson, Herrick, Frericks and Butterfield and the transition of Mr. Leedom to a part-time role with the Company, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ David W Leedom
David W. Leedom
Executive Vice President, Secretary, Treasurer,
and Chief Financial Officer

Dated: September 26, 2013

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release dated September 26, 2013